CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated November 17, 1995 included in Providence Energy Corporation's Form 10-K for the year ended September 30, 1995, as subsequently amended by Form 10-K/A dated May 14, 1996, and to all referenced to our Firm included in this registration statement.

/s/ Arthur Andersen LLP






Boston, Massachusetts
May 16, 1996






PAR:PE025218 .AA7